SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): December 13, 2001




                        CITIZENS COMMUNICATIONS COMPANY
             (Exact name of Registrant as specified in its charter)


            Delaware                      001-11001              06-0619596
  (State or other jurisdiction          (Commission           (I.R.S. Employer
       of incorporation)                File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut 06905
               (Address of Principal Executive Offices) (Zip Code)

                                 (203) 614-5600
               (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
                 ----------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

From May 27, 1999 through July 12, 2000, we entered into several agreements to acquire telephone access lines. These transactions have been and will be accounted for using the purchase method of accounting. The results of operations of the acquired properties have been and will be included in our financial statements from the dates of acquisition of each property. These agreements and the status of each transaction are described as follows:

     Verizon Acquisition
     -------------------
     Between May and December 1999, we announced agreements to purchase from Verizon Communications Inc., formerly GTE Corp. (Verizon), approximately 381,200 telephone access lines (as of December 31, 2000) in Arizona, California, Illinois/Wisconsin, Minnesota and Nebraska for approximately $1,171.0 million in cash. During 2000, we closed on approximately 317,500 telephone access lines. We have received all necessary regulatory approvals and expect that the acquisition of the remaining access lines in Arizona and California will close during 2002. Our expected cash requirement to complete the Verizon acquisitions is $222.8 million.

     Qwest Acquisition - termination
     -------------------------------
     In June 1999, we announced agreements to purchase from Qwest approximately 556,800 telephone access lines (as of December 31, 2000) in Arizona, Colorado, Idaho/Washington, Iowa, Minnesota, Montana, Nebraska, North Dakota and Wyoming for approximately $1,650.0 million in cash and the assumption of certain liabilities. On October 31, 2000, we closed on the purchase of approximately 17,000 telephone access lines in North Dakota for approximately $38.0 million in cash. On July 20, 2001, we notified Qwest that we were terminating eight acquisition agreements with Qwest relating to telephone exchanges in Arizona, Colorado, Idaho/Washington, Iowa, Minnesota, Montana, Nebraska and Wyoming. Qwest subsequently filed a notice of claim for arbitration in Denver, Colorado under the rules of the American Arbitration Association with respect to the terminated acquisition agreements. Qwest asserts that we wrongfully terminated these agreements and is seeking approximately $64.0 million, which is the aggregate of liquidation damages under letters of credit established in the terminated acquisition agreements. We have filed a notice of claim in the same arbitration proceeding, contesting Qwest's asserted claims and asserting substantial claims against Qwest for material breaches of representations, warranties and covenants in the terminated acquisition agreements and in the acquisition agreement relating to North Dakota assets that we purchased from Qwest.

     Frontier Acquisition
     --------------------
     On June 29, 2001, we purchased from Global Crossing Ltd. (Global) 100% of the stock of Frontier Corp.'s (Frontier) local exchange carrier subsidiaries, which owned approximately 1,096,700 telephone access lines (as of December 31, 2000) in Alabama/Florida, Georgia, Illinois, Indiana, Iowa, Michigan, Minnesota, Mississippi, New York, Pennsylvania and Wisconsin, for approximately $3,370.0 million in cash, subject to adjustment. The operations of Frontier are included in our financial statements from the date of acquisition.

Divestitures
------------
On August 24, 1999, our Board of Directors approved a plan of divestiture for our public utilities services businesses, which include gas, electric and water and wastewater businesses. Currently, we have agreements to sell all our water and wastewater operations and one of our electric operations. We have sold two of our natural gas operations. These agreements and the status of each transaction are described as follows:

     Water and Wastewater
     --------------------
     On October 18, 1999, we announced the agreement to sell our water and wastewater operations to American Water Works, Inc. for $745.0 million in cash and $90.0 million of assumed debt. This transaction is expected to close in the first quarter of 2002.

     Electric
     --------
     On February 15, 2000, we announced that we had agreed to sell our electric utility operations. The Arizona and Vermont electric divisions were under contract to be sold to Cap Rock Energy Corp. (Cap Rock). The agreement with Cap Rock was terminated on March 7, 2001. We intend to pursue the disposition of the Vermont and Arizona electric divisions with alternative buyers. In August 2000, the Hawaii Public Utilities Commission denied the initial application requesting approval of the purchase of our Kauai electric division by the Kauai Island Electric Co-op for $270.0 million in cash including the assumption of certain liabilities. We are discussing a reduction of the purchase price and other options. Our agreement for the sale of this division may be terminated if regulatory approval is not received before February 2002.

     Gas
     ---
     On July 2, 2001, we completed the sale of our Louisiana Gas operations to Atmos Energy Corporation for $363.4 million in cash. The pre-tax gain on the sale recognized in the third quarter was approximately $139.3 million.

     In July 2001, an agreement was signed to sell the Colorado Gas division to Kinder Morgan for $11.0 million in cash. This transaction closed on November 30, 2001. We received approximately $8,899,000, after purchase price adjustment.

Item 7.  Financial Statements, Exhibits

     (a) Financial Statements of Business Acquired.

     Previously filed.

     (b) Pro forma Financial Information

     Pro forma Balance Sheet as of September 30, 2001 and Pro forma Income Statements for the nine months ended September 30, 2001 and the year ended December 31, 2000.

                                    SIGNATURE
                                    ---------




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                         CITIZENS COMMUNICATIONS COMPANY
                         -------------------------------
                                  (Registrant)




                         By: /s/   Robert J. Larson
                            -----------------------
                            Robert J. Larson
                            Vice President and Chief Accounting Officer



Date: December 13, 2001

                         Proforma Financial Information

From May 27, 1999 through July 12, 2000, we entered into several agreements to acquire telephone access lines. These transactions have been and will be accounted for using the purchase method of accounting. The results of operations of the acquired properties have been and will be included in our financial statements from the dates of acquisition of each property. These agreements and the status of each transaction are described as follows:

     Verizon Acquisition
     -------------------
     Between May and December 1999, we announced agreements to purchase from Verizon Communications Inc., formerly GTE Corp. (Verizon), approximately 381,200 telephone access lines (as of December 31, 2000) in Arizona, California, Illinois/Wisconsin, Minnesota and Nebraska for approximately $1,171.0 million in cash. During 2000, we closed on approximately 317,500 telephone access lines. We have received all necessary regulatory approvals and expect that the acquisition of the remaining access lines in Arizona and California will close during 2002. Our expected cash requirement to complete the Verizon acquisitions is $222.8 million.

     Qwest Acquisition - termination
     -------------------------------
     In June 1999, we announced agreements to purchase from Qwest approximately 556,800 telephone access lines (as of December 31, 2000) in Arizona, Colorado, Idaho/Washington, Iowa, Minnesota, Montana, Nebraska, North Dakota and Wyoming for approximately $1,650.0 million in cash and the assumption of certain liabilities. On October 31, 2000, we closed on the purchase of approximately 17,000 telephone access lines in North Dakota for approximately $38.0 million in cash. On July 20, 2001, we notified Qwest that we were terminating eight acquisition agreements with Qwest relating to telephone exchanges in Arizona, Colorado, Idaho/Washington, Iowa, Minnesota, Montana, Nebraska and Wyoming. Qwest subsequently filed a notice of claim for arbitration in Denver, Colorado under the rules of the American Arbitration Association with respect to the terminated acquisition agreements. Qwest asserts that we wrongfully terminated these agreements and is seeking approximately $64.0 million, which is the aggregate of liquidation damages under letters of credit established in the terminated acquisition agreements. We have filed a notice of claim in the same arbitration proceeding, contesting Qwest's asserted claims and asserting substantial claims against Qwest for material breaches of representations, warranties and covenants in the terminated acquisition agreements and in the acquisition agreement relating to North Dakota assets that we purchased from Qwest.

     Frontier Acquisition
     --------------------
     On June 29, 2001, we purchased from Global Crossing Ltd. (Global) 100% of the stock of Frontier Corp.'s (Frontier) local exchange carrier subsidiaries, which owned approximately 1,096,700 telephone access lines (as of December 31, 2000) in Alabama/Florida, Georgia, Illinois, Indiana, Iowa, Michigan, Minnesota, Mississippi, New York, Pennsylvania and Wisconsin, for approximately $3,370.0 million in cash, subject to adjustment. The operations of Frontier are included in our financial statements from the date of acquisition.

Divestitures
------------
On August 24, 1999, our Board of Directors approved a plan of divestiture for our public utilities services businesses, which include gas, electric and water and wastewater businesses. Currently, we have agreements to sell all our water and wastewater operations and one of our electric operations. We have sold two of our natural gas operations. These agreements and the status of each transaction are described as follows:

     Water and Wastewater
     --------------------
     On October 18, 1999, we announced the agreement to sell our water and wastewater operations to American Water Works, Inc. for $745.0 million in cash and $90.0 million of assumed debt. This transaction is expected to close in the first quarter of 2002.

     Electric
     --------
     On February 15, 2000, we announced that we had agreed to sell our electric utility operations. The Arizona and Vermont electric divisions were under contract to be sold to Cap Rock Energy Corp. (Cap Rock). The agreement with Cap Rock was terminated on March 7, 2001. We intend to pursue the disposition of the Vermont and Arizona electric divisions with alternative buyers. In August 2000, the Hawaii Public Utilities Commission denied the initial application requesting approval of the purchase of our Kauai electric division by the Kauai Island Electric Co-op for $270.0 million in cash including the assumption of certain liabilities. We are discussing a reduction of the purchase price and other options. Our agreement for the sale of this division may be terminated if regulatory approval is not received before February 2002.

     Gas
     ---
     On July 2, 2001, we completed the sale of our Louisiana Gas operations to Atmos Energy Corporation for $363.4 million in cash. The pre-tax gain on the sale recognized in the third quarter was approximately $139.3 million.

     In July 2001, an agreement was signed to sell the Colorado Gas division to Kinder Morgan for $11.0 million in cash. This transaction closed on November 30, 2001. We received approximatley $8,899,000, after purchase price adjustment.

The GTE businesses acquired, the U S WEST North Dakota Acquisition and the Frontier ILEC Acquisition are collectively referred to as the Acquisitions. All of the public utilities services dispositions (including those not yet sold) are collectively referred to as the Dispositions. The following unaudited pro forma condensed combined statements of income information has been prepared to illustrate the effects of the Acquisitions and related financings and the Dispositions had these transactions been completed at the beginning of the periods presented. Cash proceeds from the Dispositions that have not yet been sold have been estimated using the actual contract price for properties where we have signed a definitive contract to sell and using net book value for properties not yet under contract. The remaining GTE businesses to be acquired are not included as the effects are not material. The following unaudited pro forma condensed balance sheet information as of September 30, 2001 has been prepared assuming the Dispositions not consummated by September 30, 2001 had been completed at that date.

We have accounted for our acquisitions using the purchase method of accounting. We expect to achieve economies of scale with the acquired properties that will both expedite our ability to provide an expanded menu of telecommunications services and make those services incrementally more profitable but can provide no assurance that such economies of scale will be realized. We expect that these acquisitions will therefore provide us the opportunity to increase revenue and decrease cost per access line. The unaudited pro forma information reflects the increased expenses to the extent they have been incurred in the periods presented, but does not reflect economies of scale.

Through the second quarter 2001, we had historically applied SFAS 71 in the preparation of our financial statements because our incumbent local exchange telephone properties (properties we owned prior to the 2000 and 2001 acquisitions of the Verizon, Qwest and Frontier properties) were predominantly regulated in the past following a cost of service/rate of return approach. Beginning in the third quarter of 2001, these properties no longer met the criteria for application of SFAS 71 due to the continuing process of deregulation and the introduction of competition to our existing rural local exchange telephone properties, and our expectation that these trends will continue for all our properties.

The pro forma information, while helpful in illustrating the financial characteristics of the combined company, does not attempt to predict or suggest future results. The pro forma information also does not attempt to show how the combined company would actually have performed had the companies been combined at the beginning of the periods presented. If the companies had actually been combined at the beginning of the periods presented, these companies and businesses might have performed differently. You should not rely on pro forma financial information as an indication of the results that would have been achieved if the Acquisitions had taken place earlier or the future results that the companies will experience.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of the Acquisitions and the historical financial statements of Citizens Communications Company.


                Citizens Communications Company and Subsidiaries
                          Pro Forma Balance Sheet Data
                            As of September 30, 2001
                                   (unaudited)

                                                               Citizens          Pro Forma for Acquisitions
                                                            Communications ------------------------------------
(Amounts in thousands)                                        9/30/2001         Adjustments          Adjusted
                                                           -----------------------------------------------------

Cash                                                           $     38,922     $ 1,789,336  (1)   $  1,828,258

Accounts receivable, net                                            339,382               -             339,382
Short-term investments                                              141,496               -             141,496
Other current assets                                                 42,844               -              42,844
Assets held for sale                                              1,093,939      (1,093,939) (1)              -
Assets of discontinued operations                                   743,238        (743,238) (1)              -
                                                           ---------------------------------    ----------------
  Total current assets                                            2,399,821         (47,841)          2,351,980

Net property, plant & equipment                                   4,537,291               -           4,537,291

Goodwill                                                            490,012               -             490,012
Customer Lists and other                                            195,243               -             195,243
Excess cost over net assets acquired                              2,179,199               -           2,179,199
                                                           ---------------------------------    ----------------
  Intangibles                                                     2,864,454               -           2,864,454

Investments                                                         117,124               -             117,124
Deferred debits and other assets                                    466,441               -             466,441
                                                           ---------------------------------    ----------------
    Total assets                                               $ 10,385,131     $   (47,841)       $ 10,337,290
                                                           =================================    ================


Long-term debt due within one year                             $    155,967     $         -        $    155,967
Accounts payable and other current liabilities                      516,520         147,691  (1)        664,211
Liabilities related to assets held for sale                         214,090        (214,090) (1)              -
Liabilities of discontinued operations                              219,568        (219,568) (1)              -
                                                           ---------------------------------    ----------------
  Total current liabilities                                       1,106,145        (285,967)            820,178

Deferred income taxes                                               408,975               -             408,975
Customer advances for construction
  and contributions in aid of construction                          206,332               -             206,332
Deferred credits and other liabilities                              232,702               -             232,702
Equity units                                                        460,000               -             460,000
Long-term debt                                                    5,783,591                           5,783,591
                                                           ---------------------------------    ----------------
   Total liabilities                                              8,197,745        (285,967)          7,911,778

Company Obligated Mandatorily Redeemable
 Convertible Preferred Securities *                                 201,250               -             201,250

Common stock, $.25 par value (600,000,000 authorized shares,
280,036,000 issued shares and 292,344,000 outstanding shares)        73,086               -              73,086
Additional paid-in capital                                        1,936,607               -           1,936,607
Retained earnings                                                   238,179         238,126  (1)        476,305
Accumulated other comprehensive income (loss)                       (59,147)              -             (59,147)
Treasury stock                                                     (202,589)              -            (202,589)
                                                           ---------------------------------    ----------------
   Total shareholders' equity                                     1,986,136         238,126           2,224,262

                                                           ---------------------------------    ----------------
    Total liabilities and shareholders' equity                 $ 10,385,131     $   (47,841)       $ 10,337,290
                                                           =================================    ================

*Represents securities of a subsidiary trust, the sole assets of which are securities of a subsidiary partnership, substantially all the assets of which are convertible debentures of the Company.

             See Notes to Pro Forma Condensed Financial Statements.

                Citizens Communications Company and Subsidiaries
                         Pro Forma Income Statement Data
                  For the nine months ended September 30, 2001
                                   (unaudited)

                                                                                                          Elimination
                                                                              Pro Forma for Acquisitions  of Gas and
                                                      Citizens    Frontier(2) --------------------------   Electric       Total
(Amounts in thousands - except per-share amounts) Communications  Acquisition   Adjustments     Adjusted  Operations    Pro Forma
                                                  ---------------------------------------------------------------------------------

  Revenue                                           $ 1,791,144  $ 387,796   $       -       $ 2,178,940  $ 534,501    $ 1,644,439
  Operating expenses                                  1,140,079    203,920           -         1,343,999    457,089        886,910
  Depreciation and amortization                         413,734    103,686      50,615   (4)     568,035      6,592        561,443
  Restructuring charge                                   13,002          -           -            13,002          -         13,002
  Acquisition assimilation expenses                      17,665          -           -            17,665          -         17,665
                                                  ---------------------------------------------------------------------------------
  Income from operations                                206,664     80,190     (50,615)          236,239     70,820        165,419
  Investment and other income, net                       16,495     (4,990)     50,064   (6)      29,823      2,073         27,750
                                                                               (31,746)  (7)
  Gain on sale of Louisiana gas operations              139,304          -           -           139,304          -        139,304
  Interest expense                                      258,033     37,482     145,341   (8)     410,131     26,996        383,135
                                                                               (30,725)  (7)
  Income tax expense (benefit)                           49,183     27,985     (56,238)  (9)      20,930     17,120          3,810
  Convertible preferred dividends                         4,658                                    4,658          -          4,658
                                                  ---------------------------------------------------------------------------------
  Income (loss) from continuing operations          $    50,589  $   9,733   $ (90,675)      $   (30,353) $  28,777    $   (59,130)
                                                  =================================================================================

Carrying cost of equity forward contracts                13,650                                                             13,650
                                                  --------------                                                        -----------
Income (loss) from continuing opertions
  available to common shareholders                  $    36,939                                                         $  (72,780)
                                                  ==============                                                        ===========


Weighted average shares outstanding -Basic              271,346                                                            271,346
Weighted average shares outstanding -Diluted            278,287                                                            278,287

  Income (loss) from continuing operations
    per basic share                                 $      0.14                                                        $    (0.27)
  Income (loss) from continuing operations
    per diluted share                               $      0.13                                                        $    (0.27)



             See Notes to Pro Forma Condensed Financial Statements.

                Citizens Communications Company and Subsidiaries
                         Pro Forma Income Statement Data
                      For the year ended December 31, 2000
                                   (unaudited)


                                                                             Acquisitions (2)
                                                         -------------------------------------------------
                                                                                   GTE                    Pro Forma for Acquisitions
                                           Citizens      Frontier       GTE     Nebraska and     Qwest    --------------------------
                                        Communications  Acquisition  Minnesota    Illinois    North Dakota  Adjustments   Adjusted
                                       --------------------------------------------------------------------------------  -----------
(Amounts in thousands, except
 per-share amounts)

  Revenue                                $ 1,802,358   $ 746,302    $ 56,962    $ 77,570     $ 10,632    $        -     $ 2,693,824
  Operating expenses                       1,292,950     370,893      23,323      27,494        3,058        9,000  (3)   1,726,718
  Depreciation and amortization              387,607     200,669         545      17,087        2,270      126,581  (4)     747,285
                                                                                                            12,526  (5)
                                        ---------------------------------------------------------------------------    -------------
  Income from operations                     121,801     174,740      33,094      32,989        5,304     (148,107)         219,821
  Investment and other income, net             3,350      64,583           -           -            -      (26,323) (6)      28,856
                                                                                                           (12,754) (7)
  Minority interest                           12,222           -           -           -            -            -           12,222
  Interest expense                           187,366      24,067       1,686       1,716            -      301,055  (8)     501,250
                                                                                                           (14,640) (7)
  Convertible preferred dividends              6,210           -           -           -            -            -            6,210
                                        ---------------------------------------------------------------------------    -------------
  Pre-tax income                             (56,203)    215,256      31,408      31,273        5,304     (473,599)        (246,561)
  Income tax expense (benefit)               (16,132)    103,417      12,687      12,393        2,007     (199,434) (9)     (85,062)
                                        ---------------------------------------------------------------------------    -------------
  Income (loss) from continuing
     operations                          $   (40,071)  $ 111,839    $ 18,721    $ 18,880     $  3,297   $ (274,165)     $  (161,499)
                                        ===========================================================================    =============

Weighted average shares outstanding:
      Basic                                  261,744                                                        25,156  (10)
      Diluted                                266,931                                                        25,156  (10)

Loss from continuing operations per
share:
      Basic                              $     (0.15)
      Diluted                            $     (0.15)


                                       Elimination of
                                      Gas and Electric    Total
                                        Operations      Proforma
                                      ---------------------------
(Amounts in thousands, except
 per-share amounts)

  Revenue                                 $ 597,823   $ 2,096,001
  Operating expenses                        526,472     1,200,246
  Depreciation and amortization              47,857       699,428

                                       --------------------------
  Income from operations                     23,494       196,327
  Investment and other income, net            5,073        23,783

  Minority interest                               -        12,222
  Interest expense                           36,056       465,194

  Convertible preferred dividends                 -         6,210
                                       ---------------------------
  Pre-tax income                             (7,489)     (239,072)
  Income tax expense (benefit)               (2,417)      (82,645)
                                       ---------------------------
  Income (loss) from continuing
     operations                            $ (5,072)   $ (156,427)
                                       ===========================

Weighted average shares outstanding:
      Basic                                               286,900
      Diluted                                             292,087

Loss from continuing operations per
share:
      Basic                                            $   (0.55)
      Diluted                                          $   (0.55)



   See Notes to Pro Forma Condensed Financial Statements.

                Notes to Pro Forma Condensed Financial Statements

(1) Reflects the effect of the probable sale of our public utilities services properties, including adjustments for the estimated income taxes due on the estimated gain. The adjustment to shareholders' equity represents an increase to retained earnings representing the estimated after tax gain on the sale.

(2) The columns reflecting the historical results of operations for Frontier, GTE Minnesota, GTE Nebraska and Illinois and Qwest North Dakota represent historical results prior to their acquisition by Citizens. The results after the acquisitions by Citizens are included in Citizens' historical results.

(3) Represents an increase in selling, general and administrative expenses of the GTE Combined Entities to reverse a pension credit recorded during the year ended December 31, 2000 that will not continue.

(4) For purposes of the accompanying pro forma combined financial statements, we have reflected the assets to be acquired at their historical carrying values and have reflected the excess of cost over such amounts as excess of cost over net assets acquired. The final allocation of purchase price to assets and liabilities acquired will depend upon the final purchase price and the final estimate of fair values of the assets and liabilities acquired. We have undertaken studies to determine the fair values of assets acquired and allocate the purchase prices accordingly. We believe that the excess of cost over historical net assets acquired will be allocated to property, plant and equipment, customer base, other identifiable intangibles and goodwill. However, there can be no assurance that the actual allocation will not differ significantly from the pro forma allocation.

     In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS 141, "Business Combinations." This statement requires that all business combinations be accounted for under the purchase method of accounting for business combinations initiated after June 30, 2001 and prohibits the use of the pooling-of-interests method of accounting. All acquisitions presented in these pro forma financial statements have been accounted for using the purchase method.

     In July 2001, the FASB issued SFAS 142, "Goodwill and Other Intangible Assets." this statement requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. Impairment tests are required to be performed at least annually. The amortization of goodwill ceases upon adoption of the statement. The statement is effective for fiscal years beginning after December 15, 2001 for companies whose annual reporting period ends on December 31, 2001 and applies to all goodwill and other intangible assets recognized in the statement of financial position at that date, regardless of when the assets were initially recognized. We will cease to recognize amortization of the goodwill portion of intangibles starting January 1, 2002. Pro forma amortization of intangibles for the nine months ended September 30, 2001 and the year ended December 31, 2000 was $128.9 million and $144.3 million, respectively. We will be required to test for impairment of goodwill annually starting January 1, 2002. The amount of any future impairment, if any, cannot be estimated at this time.

     The following table details the amortization adjustment for the year ended December 31, 2000 and the nine months ended September 30, 2001:


    ($ in thousands)                        For the year         For the nine
                                               ended             months ended
                                          December 31, 2000   September 30, 2001
                                          -----------------       -------------
     Frontier                               $  61,230              $  30,615
     Frontier adjustments                      40,000                 20,000
     Acquired GTE Properties                   25,351                      -
                                          -----------------       -------------
     Properties acquired prior to
       June 30, 2001                          126,581                 50,615
                                          =================       =============

     Excess of cost over net assets acquired for the Acquisitions is being amortized using the straight-line method over a 15 year period for properties acquired prior to June 30, 2001. The adjustments for the Frontier ILEC and the Acquired GTE businesses in the table above reflect this amortization. Should the allocation of such excess of cost over historical net assets acquired differ significantly from that described above as well as our initial allocation for properties recently purchased, amortization expense could be impacted since the depreciable lives of assets other than goodwill may be shorter or longer than 15 years.

     On September 30, 1999, Global Crossing acquired Frontier Corporation and all of its subsidiaries (including the businesses that we are acquiring), in a merger transaction. In accordance with Accounting Principles Board Opinion No. 16, "Business Combinations", the purchase price was allocated to Frontier Corporation and its subsidiaries based upon the fair market value at the date of the acquisition. Frontier was amortizing the associated goodwill over a 25-year period. We included amortization of goodwill over a 15-year period for the full year 2000 and the nine months ended September 30, 2001 to conform with our policy. The "Frontier adjustments" of $40,000,000 and $20,000,000 for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively, are reflected in the table above.

(5) Represents an adjustment for depreciation expense related to GTE Minnesota since the GTE historical financial statements did not include depreciation related to these assets classified as held for sale.

(6) Represents the reversal of a foreign exchange gain of $21,900,000 for the year ended December 31, 2000 and the reversal of a foreign exchange loss of $50,064,000 for the nine months ended September 30, 2001 recorded by Frontier related to a note receivable due from an affiliate. Such note is not part of the assets acquired by Citizens.

     The pro forma income statement for the year ended December 31, 2000 also includes an adjustment to eliminate $4,423,000 of our investment income related to our bond portfolio sold during 2000 to partially fund the Acquisitions.

(7) Represents the elimination of intercompany interest income recorded by Frontier related to a note receivable due from an affiliate of Frontier and interest expense recorded by Frontier related to a loan facility used to fund this note receivable. Such note and loan facility are not part of the assets and liabilities acquired by Citizens.

(8) Represents the increase in interest expense assuming the permanent financings as described below were utilized at the beginning of the periods presented to partially fund the Acquisitions. On May 18, 2001, we issued an aggregate of $1.75 billion of notes consisting of $700 million principal amount of 8.50% notes, due May 15, 2006 and $1.05 billion principal amount of 9.25% notes due May 15, 2011. On June 13, 2001, we issued 18,400,000 equity units at $25 per unit for gross proceeds of $460,000,000. Each equity unit consists of a 6 3/4 % senior note due 2006 and a purchase contract for our common stock. On August 13, 2001, we issued an aggregate of $1.75 billion of notes consisting of $300 million principal amount of 6.375% notes due August 15, 2004, $750 million principal amount of 7.625% notes due August 15, 2008 and $700 million principal amount of 9.0 % notes due August 15, 2031.

(9) Represents adjustments to income taxes based on income before income taxes using the applicable incremental income tax rate.

(10) On June 13, 2001, we issued 25,156,250 shares of our common stock at $12.10, for net proceeds of $289,787,000 (after underwriting discounts and commissions).